UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

December 31, 2012

MEDPRO SAFETY PRODUCTS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-52077	91-2015980
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

145 Rose Street

Lexington, KY 40507

(Address of Principal Executive Offices) (Zip Code)

(859) 225-5375

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

In July 2010, MedPro Safety Products, Inc. (“MedPro” or the “Company”) entered into a manufacturing agreement granting Greiner Bio-One GmbH (“GBO”) exclusive rights to manufacture, market and distribute three safety blood collection and infusion products (the “Products”) for a six-year term (the “GBO Agreement”).

In September and October 2010, MedPro issued a total of $30 million of Senior Secured 14% Notes due 2016 (the “14% Notes”) in a private placement to institutional investors (the “Noteholders”). In connection with the issuance, MedPro transferred the rights to receive all royalties under the GBO Agreement to a newly formed subsidiary, MedPro Investments, LLC (“Subsidiary”), the issuer of the 14% Notes. The royalties due under the GBO Agreement are paid directly to a trustee and used to pay interest and principal due on the 14% Notes. The GBO Agreement also provided that MedPro would make periodic marketing contribution payments to GBO in connection with the Products.

These transactions were described in the Company’s Current Reports on Form 8-K filed July 22, September 8, and October 7, 2010.

Asset Purchase Agreement

On December 31, 2012, MedPro and Subsidiary entered into an Asset Purchase Agreement with GBO and the Noteholders. The Asset Purchase Agreement provides for the following transactions:

•	GBO has agreed to pay $22 million to Subsidiary on March 1, 2013, and Subsidiary has transferred its right to receive this payment to the Noteholders. GBO has also agreed to pay $7.4 million to the Noteholders on February 1, 2014, which payment has been guaranteed by GBO’s corporate parent.

•	Effective when GBO makes the March 1, 2013 payment, MedPro will transfer patents and other intellectual property underlying the three safety blood collection and infusion products that are the subject of the GBO Agreement (the “Transferring Intellectual Property”) to GBO, and GBO will grant an exclusive, worldwide, royalty-free, fully paid up license back to MedPro to use certain of the Transferring Intellectual Property in specific fields of use exclusive of blood collection and phlebotomy.

•	The payment obligations of GBO and MedPro under the GBO Agreement have been suspended, subject to GBO’s March 1, 2013 payment. GBO was obligated to pay royalties to MedPro, and MedPro was obligated to pay a marketing contribution to GBO, before March 1, 2013.

•	The obligation of Subsidiary to pay principal and interest due under the 14% Notes before March 1, 2013, has been suspended, also subject to GBO’s March 1, 2013 payment. In consideration, Subsidiary has directed the trustee for the 14% Notes to pay the $539,505 balance of the interest reserve account to the Noteholders on January 30, 2013.

•	Effective when GBO makes the March 1, 2013 payment (the “Effective Date”):
o	MedPro’s transfer of intellectual property to GBO, and GBO’s grant of licenses back to MedPro will both become effective;
o	The GBO agreement will terminate, and MedPro and GBO will have no further obligations thereunder; and

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o	The 14% Notes and all of the agreements and instruments related to the 14% Notes, including MedPro’s guaranty, will terminate and be cancelled, and MedPro and Subsidiary will have no further obligations thereunder.

When the foregoing events take effect on the Effective Date, MedPro’s long-term debt will be reduced by $30,000,000, and its obligation to make a marketing payment back to GBO following each royalty payment made by GBO to the trustee for the 14% Notes will end.

GBO has the right, exercisable on or before March 1, 2013 and only before the making of any payment due on that date, to terminate the Asset Purchase Agreement on the occurrence of any of the following events, in which case GBO will have no obligation to pay any of the amounts payable under Agreement:

(i)	if MedPro or Subsidiary breaches any representation, warranty or covenant before March 1, 2013;
(ii)	if the VCI Technology Agreements (described below) have not been terminated, or alternatively, amended to the satisfaction of GBO in its sole discretion, before the March 1, 2013;
(iii)	if any security interest or other lien or encumbrance on the Transferring Intellectual Property has not been released in full before the March 1, 2013; or
(iv)	if MedPro has not provided reasonably satisfactory evidence to GBO that all security interests, liens and other encumbrances on the Transferring Intellectual Property have been released in full before March 1, 2013.

The Asset Purchase Agreement provides that conditions (ii), (iii) and (iv) above may be satisfied by delivery into escrow of duly executed instruments of termination or release together with instructions to release such instruments upon the making of the March 1, 2013, payments by GBO, whereupon GBO will no longer have the right to terminate this Agreement except in the event of breaches of representations and warranties by MedPro and Subsidiary. The parties delivered such duly executed instruments into escrow on December 31, 2012.

Each of MedPro and Subsidiary has made the following representations and warranties as of the date of the Asset Purchase Agreement and continuing through the Effective Date:

•	It owns all right, title and interest in and to all Transferring Intellectual Property, free and clear of any debts, security interests, liens, licenses or other encumbrances (other than security interests to be released on the Effective Date), and that such right, title and interest is valid and marketable.

•	There are no security interests, liens or other encumbrances, or claims of any kind by a person not a party to the Asset Purchase Agreement, on or in respect of the purchase price payments of GBO other than those created in favor of the Noteholders.

•	To its knowledge, after having completed a reasonable investigation, and except for listed patents and patent applications expressly excluded, all Transferring Intellectual Property is valid and enforceable, and it is not aware of any fact or basis for challenging the validity or enforceability of any of the Transferring Intellectual Property.

•	To its knowledge, and except for listed patents and patent applications expressly excluded, none of the Transferring Intellectual Property infringes or otherwise violates any intellectual property or proprietary rights of any third party, including, but not limited to, any Patents or Know How of any third party.

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•	It has taken reasonable security measures to protect the secrecy, confidentiality and value of all of the material Transferring Intellectual Property (excluding any issued patents or published patent applications).

•	It owns and possesses sufficient rights to grant the rights granted by the Asset Purchase Agreement.

•	It has not granted any power of attorney affecting or with respect to the Transferring Intellectual Property that remains outstanding.

•	On a consolidated and non-consolidated basis, it is not now insolvent and will not be rendered insolvent by any of the rights, duties, obligations or transactions contemplated by the Asset Purchase Agreement.

•	Immediately after giving effect to the consummation of the transactions contemplated by the Asset Purchase Agreement on a consolidated and non-consolidated basis: (i) it will be able to pay its liabilities when they become due and payable in the ordinary course of its business; (ii) it will have adequate capital with which to conduct its present or proposed business; (iii) it will have assets (calculated at a fair market value) that exceed its liabilities; and (iv) it will be able to satisfy promptly and in accordance with their terms any pending, threatened or reasonably anticipated legal proceedings as well as all its other obligations.

•	There are no prior agreements of any nature affecting its right and abilities to grant the exclusive rights set forth in the Asset Purchase Agreement, or otherwise relating to the Transferring Intellectual Property.

•	Vision Opportunity Master Fund, Ltd., MedPro’s controlling shareholder, has consented to the transactions contemplated by the Asset Purchase Agreement.

•	It is not subject to, nor aware of, any obligation of any person with respect to any of the Transferring Intellectual Property other than the VCI Technology Agreements (defined below) and the GBO Agreement.

The foregoing summary of the material terms and conditions of the Asset Purchase Agreement is subject to the Asset Purchase Agreement, which is attached as Exhibit 10.1 to this report and incorporated herein by reference.

Amendment to VCI Technology Agreements

To satisfy a condition to GBO’s payment obligations under the Asset Purchase Agreement, on December 31, 2012, MedPro, GBO and Visual Connections, Inc. (“VCI”) entered into an amendment of two existing technology transfer agreements between MedPro and VCI (the “VCI Technology Agreements”) pursuant to which MedPro acquired the patents and other intellectual property underlying the three safety blood collection and infusion products that are the subject of the GBO Agreement.

The Amendment provides that VCI will receive payments from March 1, 2013 to December 31, 2014 totaling $1,956,000 in satisfaction of any and all payments that may be owed under the VCI Technology Agreements. Of this amount, MedPro agreed to pay four quarterly payments of $250,000 from December 31, 2013 through October 31, 2014, and a final payment of $550,000 on December 31, 2014. GBO agreed to pay payments of $156,000 and $250,000 on March 1 and July 31, 2013, respectively. GBO also agreed to pay to VCI a royalty per unit sold by GBO from 2018 through 2023, to be offset by a credit of $406,000.

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The Amendment also provides that VCI and its principal Hooman Asbaghi acknowledge, consent, and agree that MedPro has all right, title and interest in and to the technology that is the subject of the VCI Agreements, and to the extent VCI or Mr. Asbaghi has any right, title or interest to such technology, it is irrevocably assigned and transferred to MedPro.

Issuance of Preferred Stock

In addition, MedPro has agreed to issue to the Noteholders a total of 20,000 shares of new Series E Convertible Preferred Stock (“Series E Preferred Stock”), effective when GBO makes the March 1, 2013 payment. The Series E Preferred Stock has a $50.00 per share liquidation preference that ranks pari passu with the Company’s Series D Preferred Stock and senior to its other series of preferred stock and its common stock.

The following is a summary of the material rights, preferences, privileges, and restrictions of the Series E Preferred Stock.

Designation:	The board of directors has designated 20,000 shares of the Company’s preferred stock, par value $0.01 per share, as a new series of preferred stock of the Company named “Series E Convertible Preferred Stock.”

Ranking	The Series E Preferred Stock ranks pari passu with the Company’s Series D Preferred Stock and senior to the Company’s Series A Preferred Stock and common stock as to liquidation rights and certain other matters set forth in the certificate of designation of the Series E Preferred Stock.

The Series E Preferred Stock is subordinate and ranks junior to all current and future outstanding indebtedness of the Company.

Liquidation Rights:	Upon liquidation, dissolution or winding up of the Company, the holder of Series E Stock is entitled to a liquidation preference of $50.00 per share plus any accrued and unpaid dividends, prior to any amounts being paid on MedPro common stock or any junior stock. If MedPro's assets are not sufficient to pay in full the liquidation preference, then all of the assets will be distributed pro rata among the holders of the Series D and Series E Preferred Stock.

Dividend Rights:	The Series E Preferred Stock ranks junior to the Series A Preferred Stock and pari passu with the Series D Preferred Stock and common stock with respect to the payment of dividends.

If declared by the Company, dividends on the Series E Preferred Stock will be paid on a pro rata basis with the Series B Preferred Stock, the Series C Preferred Stock, the common stock and all other equity securities of the Company ranking pari passu with the common stock as to the payment of dividends.

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Voting Rights:	Holders of Series E Preferred Stock have no voting rights except in the limited circumstances outlined below:

So long as there are 10,000 shares of Series E Preferred Stock outstanding, the affirmative vote of 51% of the Series A Preferred Stock is required for MedPro to take the following actions:
• amend provisions of the Series E Preferred Stock that will adversely affect any rights of the Series E Preferred Stock; provided that any creation and issuance of another series of Preferred Stock shall not be deemed to adversely affect such rights.
• amend the articles of incorporation or bylaws to materially and adversely affect the rights of Series E Preferred Stock.
• reclassify the Company’s outstanding securities in a way that adversely affects Series E Preferred Stock rights.

Conversion Rights:	Shares of Series E Preferred Stock shares are convertible into shares of common stock at any time, in whole or in part, at the option of the holder thereof; provided that no fewer than 10,000 shares may be converted at any one conversion unless the holder owns fewer than 10,000 shares.

For each share of Series E Preferred Stock converted, the holder will be entitled to receive a number of shares of common stock equal to the quotient of, (1) $50.00 (the liquidation preference amount), divided by (2) the conversion price in effect as of the date of the delivery of the holder's notice of election to convert.

The conversion price is initially $3.00 per share, but is subject to adjustment in the event of stock splits, stock dividends, distributions, reclassifications or reorganizations.

In addition, if the Company issues additional shares of common stock or securities convertible into, or exchangeable for, common stock, in either case at a price per common share less than the conversion price then in effect, then the conversion price will be adjusted to the lower issuance price.

The Company is not required to make any adjustment to the conversion price in the event of any of the following:

•     the issuance of securities (other than for cash) in connection with a merger, acquisition, or consolidation,

•     the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities issued or outstanding on or prior to the date of the Note Agreement or issued pursuant to the Note Agreement (so long as the conversion or exercise price of such securities is not amended to lower such price and/or adversely affect the holders of Series E Preferred Stock),

•     the issuance of common stock and stock-based awards granted pursuant to the MedPro Safety Products, Inc. 2008 Stock and Incentive Compensation Plan,

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•     the issuance of common stock pursuant to the Company’s Technology Development and Option Agreement with SGPF, LLC, or

•     the issuance of common stock in connection with any future strategic acquisitions approved by the holders of at least 51% of the then outstanding shares of Series D Preferred Stock and Series E Preferred Stock voting together as a group.

Buy-In Rights:	If, upon receipt of a notice of conversion, the Company fails to transmit to the holder of Series E Preferred Stock, certificates representing the shares of common stock issuable upon conversion, and the holder is required to purchase shares of common stock to deliver in satisfaction of a sale of the shares to have been issued upon the conversion, then the Company must pay the holder in cash the amount by which the holder's total purchase price for the common stock exceeds the amount obtained by multiplying (1) the number of shares of common stock issuable upon conversion of the Series E Preferred Stock that the Company was required to deliver, by (2) the price at which the sell order giving rise to such purchase obligation was executed. In addition, at the option of the holder, the Company must either reinstate the shares of Series E Preferred Stock and the equivalent number of shares of common stock or deliver to the holder the number of shares of common stock that would have been issued if the Company has timely complied with its conversion and delivery obligations.

Participation Rights:

If at any time following the date of the initial issuance of Series E Preferred Stock the Company proposes to sell or issue for consideration any of its equity securities to any person (an “Acquiror”), each holder of Series E Preferred Stock will be entitled to purchase or be issued additional equity securities on the same terms and for the same consideration as the Acquiror.

This Participation Right will not reduce the amount of equity securities the Company can sell or issue to the Acquiror. Rather, it will entitle each holder of Series E Preferred Stock to acquire, and require the Company to issue, up to an amount of equity securities as will allow each holder to maintain its relative ownership interest in the Company on a fully diluted basis.

All equity securities of the Company directly or indirectly owned by a holder of Series E Preferred Stock (including any equity securities owned by affiliates of such holder) on a fully diluted and as-converted, exchanged or exercised basis will be included in making the pro rata calculation with respect to that holder.

Notwithstanding the foregoing, the Participation Right will not apply to any offering for the sole purpose of issuing equity securities:

•     to directors, officers, employees, consultants, advisors or other service providers of the Company,

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•     pursuant to the conversion or exercise of convertible or exercisable securities,

•     in connection with a bona fide acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise which is otherwise permitted hereunder,

•     in connection with any stock split, stock dividend, recapitalization, reclassification or similar event,

•     pursuant to the Company’s Technology Development and Option Agreement with SGPF, LLC, as amended, and

•     the issuance of common stock issued in connection with any future strategic acquisitions approved by the holders of at least 51% of the then outstanding shares of Series D Preferred Stock and Series E Preferred Stock voting together as a group.

Redemption by the Company at the Option of the Holder:	Beginning 36 months following the date of initial issuance date, the holders of at least 51% of the shares of the Series E Preferred Stock then outstanding at such time will have the right at any time, upon receipt of notice by such holders, to require the Company to redeem all (or such portion as is described in the redemption notice) of such holder’s shares of Series E Preferred Stock at a price per share of Series E Preferred Stock equal to the $50.00 per share liquidation preference amount, plus any accrued but unpaid dividends thereon. The Company is obligated to pay, in cash, all amounts required in such an event not less than 30 calendar days following the Company’s receipt of such notice.

Vote to Change Terms:

The affirmative vote of 51% of the outstanding shares of Series E Preferred Stock is required to change the certificate of designation or the articles of incorporation in a manner that alters the rights of the Series E Preferred Stock.

The foregoing summary of the material terms and conditions of the Series E Preferred Stock is subject to the Certificate of Designation of the Relative Rights and Preferences of the Series E Convertible Preferred Stock, which is attached as Exhibit 3.1 to this report and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01 above regarding the Amendment of the VCI Technology Agreements.

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Item 5.01 Changes in Control of Registrant

As disclosed in the Company’s Current Report on Form 8-K filed September 18, 2012, Vision Opportunity Master Fund, Ltd. (“VOMF”) and Vision Capital Advantage Fund, LP (“VCAF”), the two holders of the Company’s Series B Preferred Stock and Series C Preferred Stock, notified the Company on September 12, 2012, of their intent to convert the Series B Preferred Stock and the Series C Preferred Stock into Common Stock after the expiration of the 61 day waiting period provided in the certificates of designation for those two Series.

Effective December 31, 2012, VOMF and VCAF completed the conversion of all of the Series B Preferred Stock and the Series C Preferred Stock into 21,690,348 shares of Common Stock. As a result, VOMF and VCAF now have sufficient voting power to exercise control over our business and affairs and to determine the outcome of any matter submitted to a vote of our shareholders, including the election and removal of our entire board of directors, any amendment of our articles of incorporation (including any amendment that changes the rights of our Common Stock) and any merger, consolidation or sale of all or substantially all of our assets.

The following table shows as of December 31, 2012, the number of shares of common stock held by each of the groups listed below following the conversion of all outstanding shares of our Series B Preferred Stock and the Series C Preferred Stock into Common Stock, including the holders of our Series A Preferred Stock who vote on a common-equivalent basis with the Common Stock:

•	our directors and officers as a group,
•	our other common shareholders,
•	VOMF and VCAF, and
•	our other preferred shareholders.

Shareholder	Common Shares	Percentage of Common Stock	Series A Preferred Shares(1)	Percentage of Total Voting Power

VOMF	18,395,799	53.2%	4,751,079	56.2%
VCAF	5,234,316	15.2%	1,404,209	16.1%
Directors and executive officers of MedPro	5,742,540	16.6%	—	13.9%
Other Series A Preferred Stockholders	—	—%	512,941	1.2%
Non-affiliate shareholders	5,168,223	15.0%	—	12.6%

TOTAL	34,540,878	100.0%	6,668,229	100.0%

(1)	Series A Preferred Stock votes on an as converted basis with the Common Stock. Each share of Series A Preferred Stock is currently convertible into 1 share of Common Stock, subject to adjustment.

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Item 9.01.     Financial Statement and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

3.1	Certificate of Designations for Series E Convertible Preferred Stock

10.1	Asset Purchase Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

MEDPRO SAFETY PRODUCTS, INC.

Dated: January 7, 2013	By:	/s/ W. Craig Turner
W. Craig Turner
Chairman and Chief Executive Officer

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